                 AMENDMENT TO ASSET PURCHASE AGREEMENT


    THIS AMENDMENT to Asset Purchase Agreement is made as of October 31, 1997, between HAYES MEDICAL, INC. , a California Corporation, as "Buyer", and U.S. MEDICAL PRODUCTS, INC., a Texas Corporation, as "Seller".

                                 RECITALS

A. On May 20, 1997, buyer and Seller entered into an Asset Purchase Agreement (the "Agreement"), pursuant to which Seller agreed to sell Buyer certain tangible and intangible assets and Buyer agreed to purchase such assets and assume specified and limited liabilities of Seller.

B. The parties now wish to amend the Agreement to expedite the Closing Date to November 1, 1997, under the following conditions, which modify the Agreement only as indicated below.

IT IS HEREBY AGREED AS FOLLOWS:


    1. Section VII.1 is amended to define the Closing Date as November 1, 1997, provided all the Conditions set forth in Section VIII have been met.

    2. Section III.2 is amended to permit Seller to deliver to Buyer on November 1, 1997, an Updated Draft Closing Statement based on September 30, 1997 Financial Statements. By November 21, 1997, Seller shall deliver to Buyer a Final Closing Statement based on October 31, 1997 Financial Statements. By December 12, 1997, Buyer shall accept or object to the Final Closing Statement. In all other respects, this Section shall remain unchanged.

    3. Sections III.1 (a), (b) and VII.3 (a), (b) are amended to permit the Closing on November 1, 1997, without delivery by Buyer of the Cash Payment and Promissory Note, with such cash payment only becoming payable from Buyer to Seller as follows: (1) $30,000.00 upon signing of this Amendment; (2) up to $30,000.00 upon delivery of the Final Closing Statement from Seller to Buyer provided the Assets exceed the Assumed Liabilities; and (3) when the Final Closing Statement is agreed upon by both parties or is adjusted by an independent certified auditor, if required, as set forth in Section III.2 (the "Reconciliation") and only to the extent the Assets exceed the Assumed Liabilities.

    4. The balance of the Note payable under the License Agreement (the "License Note") will be offset to the extent the Assumed Liabilities exceed the Assets.

    5. At the completion of the Reconciliation, in the event the Assumed Liabilities exceed the Assets plus the License Note (the "Excess Liabilities"), at Buyer's option, Buyer may require Seller or its successor to make a cash payment to Buyer within 10 days after the Reconciliation to the extent of such Excess Liabilities, or Buyer may reject certain liabilities or Acquired Contracts to the extent of such Excess Liabilities.

    6. Accounts receivable from Buyer to Seller shall not be due at the Closing and shall become an Asset on the Closing Statement; provided, however, such accounts receivable shall not be subject to the 56.25% discount set forth in paragraph III.1(b) of the Agreement.

    7. The outstanding payable to the Scientific Advisory Board shall become an Assumed Liability by Buyer, in the amount set forth according to each contract.

    8. Buyer shall assume the Trammell Crow lease through the remainder of the lease period, without any right of offset against the Assets. The lease deposit shall be an Asset purchased by Buyer.

    9. In all other respects, the Agreement shall remain unchanged and the parties confirm all of their respective rights and obligations as described therein.


SELLER                                 BUYER
U.S. MEDICAL PRODUCTS, INC.            HAYES MEDICAL, INC.


By:                                    By:
   --------------------------              ------------------------------
    Frederick J. Mindermann                   Daniel E. E. Hayes, Jr.
    CEO                                       President and CEO